UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2005

TARPON COAST BANCORP, INC.

(Exact name of registrant as specified in charter)

Florida	N/A	65-0772718

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1490 Tamiami Trail, Port Charlotte, Florida	33948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 629-8111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Section 8 Other Events

Item 8.01 Other Events

For Immediate Release

June 29, 2005

For further information please contact:

Douglas C. Mills	Lewis S. Albert
Chairman of the Board and	Chairman of the Board and
Chief Executive Officer	Chief Executive Officer
First Busey Corporation	Tarpon Coast Bancorp, Inc.
(217) 365-4512	(941) 629-8111

First Busey Corporation and Tarpon Coast Bancorp, Inc.
Announce Shareholder and Regulatory Approval of Pending Merger

     Urbana, Illinois (June 29, 2005) — First Busey Corporation (“First Busey” (Nasdaq: BUSE)), and Tarpon Coast Bancorp, Inc. (“Tarpon” (OTCBB: TCBA)) jointly announced today that Tarpon received shareholder approval, and First Busey received regulatory approval, of the pending merger of First Busey’s wholly owned subsidiary FBC Acquisition III Corp. into Tarpon, whereby Tarpon will become a wholly owned subsidiary of First Busey. Tarpon’s shareholders approved the merger agreement between the companies at its shareholder meeting held on June 20, 2005. First Busey received approval from the Federal Reserve Board on June 21, 2005. First Busey and Tarpon expect the merger will close on Friday, July 29, 2005, pursuant to the provisions of the merger agreement and the Florida Business Corporation Act.

     Under the terms of the agreement, Tarpon shareholders will receive a combination of First Busey common stock and cash, in the aggregate amount of $27.00, for each share of Tarpon common stock outstanding. Shortly after the merger is effective, materials will be mailed to Tarpon shareholders along with a letter of transmittal, which will instruct Tarpon shareholders how to exchange their shares of Tarpon for a combination of First Busey common stock and cash.

About First Busey

     First Busey Corporation is a financial holding company headquartered in Urbana, Illinois. First Busey Corporation has two wholly owned banking subsidiaries with locations in three states. Busey Bank is headquartered in Urbana, Illinois and has twenty-one banking centers serving Champaign, McLean, Ford, Peoria and Tazewell Counties in Illinois. Busey Bank also has a banking center in Indianapolis, Indiana and loan production offices in Ft. Myers and Naples,

Florida. Total assets of Busey Bank were $1.5 billion as of March 31, 2005. On June 1, 2004, First Busey Corporation completed its acquisition of First Capital Bank in Peoria, Illinois. As of March 31, 2005, First Capital Bank’s total assets were $249 million. On May 20, 2005, First Capital Bank’s assets were merged into Busey Bank. Busey Bank Florida is a federal thrift headquartered in Ft. Myers, Florida with two additional banking centers in Cape Coral, Florida. Total assets of Busey Bank Florida were $202 million as of March 31, 2005. Through its wholly owned subsidiary, Busey Investment Group, the Company provides security broker/dealer services, investment management and fiduciary services, and personal insurance products. Busey provides electronic delivery of financial services through Busey e-bank, www.busey.com.

About Tarpon

     Tarpon, organized under the laws of the State of Florida, is a registered bank holding company that owns 100% of the outstanding capital stock of the Tarpon Coast National Bank (“Bank"). The Bank is a full service commercial bank with four branches in the towns of Port Charlotte, Punta Gorda, North Port and Englewood, Florida. During 2000, the Company organized Tarpon Coast Financial Services, Inc. (“TCFS”) as a subsidiary of the Bank. TCFS, engages in the sale of insurance and investment products in response to the Gramm-Leach-Bliley Act of 1999 that provided for the repeal of the long-standing separation of the banking, insurance and securities industries. TCFS provides such products as life and disability insurance, annuities, retirement plans, mutual funds as well as stocks and bonds. Headquartered in Port Charlotte, Florida, Tarpon had total assets of $157.2 million, loans of $112.1 million, deposits of $141 million, and stockholders’ equity of $10.4 million as of March 31, 2005.

* * *

Caution Regarding Forward-Looking Statements

     This news release contains forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors that may cause First Busey’s and Tarpon’s results to vary from those expected. These risks, uncertainties and other factors include the satisfaction of merger closing conditions; regulatory approval and Tarpon shareholder approval of the merger, the actual closing of the merger; the actual effects of the merger on the combined companies and their customers, the combined companies’ ability to successfully integrate and achieve desired operating synergies and results, changing economic and financial market conditions, competition, ability to execute First Busey’s and Tarpon’s business plans, items already mentioned in this press release, and other factors described in our filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. First Busey and Tarpon undertake no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

      Shareholders and investors may obtain a free copy of the proxy statement/prospectus filed as part of the First Busey Registration Statement on

Form S-4 and any other relevant documents filed with the Securities and Exchange Commission (“SEC”) as well as any amendments to or supplements to those documents and other filings containing information about First Busey and Tarpon, at the SEC’s Internet site (http://www.sec.gov).

Media Contacts

Douglas C. Mills, First Busey Corporation (217) 365-4512

Lewis S. Albert, Tarpon Coast Bancorp, Inc. (941) 629-8111

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None

(b)	Proforma financial Information. None.

(c)	Exhibits. None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARPON COAST BANCORP, INC.

	By:	/s/ Lewis S. Albert

Lewis S. Albert Chairman and Chief Executive Officer

Date: June 30, 2005

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